UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2005

(Exact name of registrant as specified in its charter)

Florida	0-25681	65-0423422
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
11760 U.S. Highway One Suite 500 North Palm Beach, Florida (Address of principal executive offices)	33408 (Zip Code)

Registrant's telephone number, including area code:  (561) 630-2400

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the
Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

Wescoco LLC d/b/a FastFind

On December 1, 2005, Bankrate, Inc. (the “Company”) announced that it completed the acquisition of Wescoco LLC, a Delaware limited liability company d/b/a “FastFind” (“FastFind”) on November 30, 2005, according to the terms of the Agreement and Plan of Reorganization (the “Agreement”) by and among the Company, FastFind, LLC, a Delaware corporation and wholly-owned subsidiary of the Company (the “Merger Sub”), and FastFind, for $10 million in cash, subject to post-closing adjustments. The $10 million was funded from the Company’s working capital. Pursuant to the Agreement, the Merger Sub was merged with and into FastFind, with FastFind surviving as a wholly-owned subsidiary of the Company. The Company paid $7 million in cash to the members of Wescoco LLC and $3 million was placed in escrow to satisfy certain indemnification obligations of the FastFind members.

FastFind is an Internet lead aggregator based in San Francisco, California.

On December 1, 2005, the Company issued a press release announcing the closing of the transaction described above. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Mortgage Market Information Services, Inc./Interest.com

On December 1, 2005, the Company announced that it completed the acquisition of Mortgage Market Information Services, Inc., an Illinois corporation, and Interest.com, Inc., an Illinois corporation (“Interest.com” and collectively with Mortgage Market Information Services, Inc., “MMIS”) on December 1, 2005, according to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Sub 1, an Illinois corporation and wholly-owned subsidiary of the Company (“Sub 1”); Sub 2, an Illinois corporation and wholly-owned subsidiary of the Company (“Sub 2” and collectively with Sub 1, the “Subs”); Mortgage Market Information Services, Inc., Interest.com, Scarlett Enterprises, Ltd., an Illinois corporation (the “Shareholder” and 100% owner of MMIS); and James R. De Both (100% owner of the Shareholder), for $30 million in cash, subject to post-closing adjustments. The $30 million was funded from the Company’s working capital. Pursuant to the Merger Agreement, Sub 1 was merged with and into Mortgage Market Information Services, Inc., and Sub 2 was merged with and into Interest.com, with each of Mortgage Market Information Services, Inc. and Interest.com surviving as wholly-owned subsidiaries of the Company.

Under the terms of and subject to the conditions set forth in the Merger Agreement, the Company will pay the Shareholder $30 million in cash, with $26 million of that amount payable seven days after the closing date; $3 million of that amount to be placed in escrow seven days after the closing date to satisfy certain indemnification obligations of the Shareholder; and the $1 million balance (which includes nominal interest) payable to the Shareholder on January 5, 2006.

MMIS publishes financial rates and information in over 300 newspapers and operates Interest.com, an Internet finance marketplace that educates and connects consumers to lenders.

On December 1, 2005, the Company issued a press release announcing the closing of the transactions described above. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Any required audited financial statements of the businesses acquired meeting the requirements of Rule 3-05(b) of Regulation S-X will be filed on an amendment to this Form 8-K no later than 71 calendar days after the date that the initial report on Form 8-K must be filed.

(b) Pro forma financial information.

Any required pro forma financial information meeting the requirements of Article 11 of Regulation S-X will be filed on an amendment to this Form 8-K no later than 71 calendar days after the date that the initial report on Form 8-K must be filed.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

10.1	Agreement and Plan of Reorganization dated November 20, 2005, by and among Bankrate, Inc., FastFind, LLC, and Wescoco LLC.

10.2
Agreement and Plan of Merger dated November 20, 2005, by and among Bankrate, Inc., Sub 1, Sub 2, Mortgage Market Information Services, Inc. and Interest.com, Inc., Scarlett Enterprises, Ltd., and James R. De Both.

99.1	Text of press release of Bankrate, Inc. dated December 1, 2005 announcing the closings of the FastFind and MMIS/Interest.com acquisitions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKRATE, INC.

Date: December 6, 2005	By:	/s/ Robert J. DeFranco
Robert J. DeFranco Senior Vice President Chief Financial Officer

EXHIBIT INDEX

Exhibit

10.1	Agreement and Plan of Reorganization dated November 20, 2005, by and among Bankrate, Inc., FastFind, LLC, and Wescoco LLC.

10.2
Agreement and Plan of Merger dated November 20, 2005, by and among Bankrate, Inc., Sub 1, Sub 2, Mortgage Market Information Services, Inc. and Interest.com, Inc., Scarlett Enterprises, Ltd., and James R. De Both.

99.1	Text of press release of Bankrate, Inc. dated December 1, 2005 announcing the closings of the FastFind and MMIS/Interest.com acquisitions.